SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

HopFed Bancorp, Inc. (the “Company”) will hold its 2016 annual meeting of stockholders (the “Annual Meeting”) on Wednesday, April 20, 2016, at 3:00 p.m., local time, for the following purposes: election of three directors, ratification of appointment of the Company’s independent registered public accounting firm, and an advisory, non-binding proposal with respect to named executive officer compensation.

As is the typical practice, the Board plans to use a WHITE proxy card to solicit the vote of its stockholders at the Annual Meeting, which will be mailed to stockholders of record as of the record date for the Annual Meeting, which is March 4, 2016.

Important Information.

The Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”). STOCKHOLDERS ARE URGED TO READ THE ANNUAL MEETING PROXY AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Annual Meeting Proxy and other documents that the Company files with the SEC (when available) at the SEC’s website at www.sec.gov. The Annual Meeting Proxy and these other documents may also be obtained upon request addressed to the Secretary of the Company at 4155 Lafayette Road, Hopkinsville, Kentucky 42240.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: March 2, 2016	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer